Exhibit 10.3
Mack Anderson
Senior Vice President, Human Resources
October 1, 2009
Mr. William Restrepo
3219 Oakmont Drive
Sugar Land, TX 77479
Dear William:
It is a pleasure to extend an offer of employment to you with Smith International, Inc. If you choose to accept our offer, the terms of your employment will be as follows:
Job Title
Senior Vice President, Chief Financial Officer and Treasurer
Start Date
On or before October 16, 2009.
Reporting
Position reports to John Yearwood, President & CEO of Smith International, Inc.
Base Salary
$37,500 per month paid in bi-weekly pay periods (26 pay periods per annum).
Equity
Upon the approval of the Compensation and Benefits Committee, you will be awarded $750,000 of Time Based Performance Stock Units.
Bonus Plan
You will be eligible to participate in Smith’s Annual Incentive Program (AIP). The AIP is calculated and paid annually. The bonus target will be 65%. Additional Information regarding this program will be provided upon your employment.
Benefits
You will be entitled to the standard benefit package offered to all eligible employees of Smith International, Inc. A summary of our benefit offering has been provided.

SMITH INTERNATIONAL, INC.	16740 Hardy Street	P.O. Box 60068	Houston, TX 77205-0068	281.443.3370

SERP
You will be eligible to participate in the Smith International, Inc SERP effective the first day of your employment with Smith International, Inc. A summary of the SERP has been provided.
PERQ
You will receive a PERQ payment of $1,558 per month, paid in bi-weekly pay periods (26 pay periods per annum).
This offer of employment is contingent upon a successful background verification, completion of your reference check, pre-employment physical and drug screen. This offer is not to be construed as a guaranteed contract of employment for a definite period of time. Both you and the Company are free to voluntarily terminate your employment at any time. Should you accept our offer of employment, please sign below where indicated acknowledging your acceptance of the terms herein.
William, we look forward to hearing from you soon with a positive response to our offer.
Should you have any questions, please feel free to contact me at (281) 233-5030.
Sincerely,
Mack Anderson
Senior Vice President, Human Resources

Accepted by:	/s/ William Restrepo	Date: October 1, 2009
William Restrepo

cc:	File
John Yearwood